EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-75632 and 333-47564) and Form S-8 (Nos. 333-116632; 333-101983; 333-73700; 333-68074; 333-56373; 333-32547; 333-26045; 333-07177; 033-64683; 033-55123; and 33-42352) of Teradyne, Inc. of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 15, 2005